As Filed With the Securities and Exchange Commission on July 13, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	59-2291344
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12625 High Bluff Drive, Suite 305 San Diego, CA 92130 (Address of Principal Executive Offices) (Zip Code)
2022 Heritage Global Inc. Equity Incentive Plan
(Full title of the plan)

Brian J. Cobb Chief Financial Officer 12625 High Bluff Drive, Suite 305 San Diego, CA 92130 (858) 847-0659 (Name, address and telephone number, including area code, of agent for service)
Copies to:

Jonathan D. Stanley, Esq. D. Lee Flaherty, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201 (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 3,473,981 shares of common stock, par value $0.01 per share (“Common Stock”), of Heritage Global Inc. (the “Company” or the “Registrant”), which may be issued pursuant to awards under the 2022 Heritage Global Inc. Equity Incentive Plan (the “Equity Incentive Plan”). The Company previously registered 3,150,000 shares of Common Stock with respect to the Heritage Global Inc. 2016 Stock Option Plan (the “Original Plan”) on a prior Registration Statement on Form S-8 filed by the Company (Registration No. 333-214475) (the “Prior Registration Statement”). At the Company’s 2022 Annual Meeting of Shareholders, the Company’s shareholders approved the Equity Incentive Plan, which replaced the Original Plan and authorized the issuance of an aggregate of 3,500,000 shares of Common Stock for awards made after June 8, 2022.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Documents containing information required by Part I of this Registration Statement will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the Note to Part I of Form S-8, such documents are not filed with the Commission either as a part of this Registration Statement or as prospectuses or prospectus supplements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 17, 2022 (including portions of the Registrant’s Definitive Proxy Statement for the 2022 Annual Meeting of Shareholders that are specifically incorporated therein by reference);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 12, 2022;

(c) The Registrant’s Current Reports on Form 8-K, filed with the Commission on May 31, 2022, and June 14, 2022 (other than information furnished in such filings pursuant to Item 2.02, Item 7.01 or Item 9.01); and

(d) The description of the Registrant’s Common Stock as set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 8, 2021.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information deemed “furnished” but not “filed” under Items 2.02, 7.01 or 9.01 of the Company’s Current Reports on Form 8-K, including any related exhibits expressly designated therein, will not be deemed incorporated by reference into this Registration Statement or the related prospectus.

Item 8. Exhibits.

Exhibit Number	Description
4.1

Amended and Restated Articles of Incorporation (restated for filing purposes only) (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K filed on March 9, 2020 (File No. 000-17973), incorporated herein by reference).

4.2	Restated Bylaws (incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-39471) filed on September 30, 2020).
5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2*	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on signature page of this Registration Statement).
99.1

Heritage Global Inc. 2022 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-39471) filed on April 15, 2022).

107*	Filing Fee Table

* Filed herewith

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 13th day of July, 2022.

HERITAGE GLOBAL INC.

By:	/s/ Ross Dove
Ross Dove
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ross Dove the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any and all successor registration statements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned further grants unto such attorney-in-fact full power and authority to perform each and every act necessary to be done in order to accomplish the foregoing as fully as he or she might or could do in person.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ross Dove	Chief Executive Officer and Director (Principal Executive Officer)	July 13, 2022
Ross Dove

/s/ Brian J. Cobb	Chief Financial Officer (Principal Financial and Accounting Officer)	July 13, 2022
Brian J. Cobb

/s/ Samuel L. Shimer	Chairman of the Board	July 13, 20222
Samuel L. Shimer

/s/ David Ludwig	Director	July 13, 2022
David Ludwig

/s/ Michael Hexner	Director	July 13, 2022
Michael Hexner

/s/ Shirley S. Cho	Director	July 13, 2022
Shirley S. Cho

/s/ Barbara A. Sinsley	Director	July 13, 2022
Barbara A. Sinsley

/s/ Kelly S. Sharpe	Director	July 13, 2022
Kelly S. Sharpe